Exhibit 16.1

September 12, 2023 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read Item 4.01 of Tekla Healthcare Opportunities Fund's Form 8-K dated September 12, 2023, and we agree with the statements made therein. Yours truly, Deloitte & Touche LLP 200 Berkeley Street Boston, MA 02116 USA Tel: 617-437-2625 Fax: 617-437-4625 www.deloitte.com